EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated January 20, 2016, with respect to the financial statement of Advisors Disciplined Trust 1584, comprising Global Covered Call & Income Strategies Closed-End Portfolio - 15 Month,
Series 2016-1Q, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-207506) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                /s/ GRANT THORNTON LLP


Chicago, Illinois
January 20, 2016




















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